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                                  EXHIBIT 10.1

              1987 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                                       OF
                                 HORIZON BANCORP
                                 ---------------


            WHEREAS, on January 20, 1987, the Board of Directors of Horizon Bancorp ("Company") adopted the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp ("Plan"); and

            WHEREAS, pursuant to paragraph 14 of the Plan, the Board of Directors reserved the right to amend the Plan subject, under certain circumstances, to shareholder approval; and

            WHEREAS, the Board of Directors amended the plan in certain respects and restated the Plan document, effective March 24, 1987; and

            WHEREAS, the Board of Directors has determined it is appropriate to amend the plan in certain respects and restate the Plan document, effective January 16, 1990;

            NOW, THEREFORE, the Plan is hereby amended and restated, effective January 16, 1990 to read as follows:

            1. PURPOSE. This Plan is designed to promote the interest of the Company and its Subsidiaries by encouraging their officers and other key employees, upon whose judgment, initiative and industry the Company and its subsidiaries are largely dependent for the successful conduct and growth of their business, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress. This Plan provides for the granting of (i) non-qualified stock options ("NSO's") and (ii) stock appreciation rights (SAR'S").


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            2. ADMINISTRATION.

               (a) The Plan shall be administered by a committee of not less than three directors of the Company or its Subsidiaries ("Committee") who shall be designated from time to time by the Board of Directors. No member of the Committee shall be eligible, at any time when he is such a member, to receive an option or stock appreciation rights under this Plan. The decision of a majority of the members of the Committee shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to direct the grant of NSO's and SAR's, (ii) to determine the employees to be granted NSO's and SAR's (iii) to determine the option period, the option price and the number of shares subject to each NSO and SAR; (iv) to determine the time or times at which NSO's and SAR's will be granted, (v) to determine the time or times when each NSO and SAR becomes exercisable and the duration of the exercise period, (vi) to determine other conditions and limitations, if any, applicable to the exercise of each NSO and SAR, and (vii) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period, in which any optionee's rights in respect of shares acquired upon exercise of an option may be forfeited. Each NSO and SAR granted under the Plan shall be evidenced by a written Agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan.

               (b) The Committee is authorized, subject to the provisions of the Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan and to make determinations and interpretations which it deems







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consistent with the Plan's provisions. The Committee's determinations and interpretations shall be final and conclusive.

               (c) Notwithstanding anything to the contrary provided herein, the Committee shall not, without approval of the Board, grant options (i) with an exercise price which is less than the fair market value of the Company's stock on the date of grant or (ii) the terms and conditions of which materially differ from those contained in the Nonqualified Stock Option and Stock Appreciation Rights Agreement attached hereto as Exhibit A.

          3. SHARES COVERED BY THE PLAN. The stock to be subject to NSO's and SAR's (as hereinafter described in Paragraph 11) under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or treasury shares, or a combination thereof, as the Committee may from time to time determine. Subject to Paragraph 10, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed Eighty-Five Thousand (85,000) shares; provided, however, that options may not be granted for more than Forty-Two Thousand Five Hundred (42,500) shares in the aggregate during any calendar year. Shares covered by an option that remain unpurchased upon expiration or termination of the option may be used for further options.

         4. ELIGIBILITY. Officers and other key salaried employees of the Company and of its Subsidiaries shall be eligible to receive NSO's and SAR's under the Plan.

         5. OPTION PRICE.

               (a) The option price per share of stock under each NSO shall be determined by the Committee in its discretion and shall be not less than fifty percent (50%) and shall not exceed one hundred percent (100%) of the Fair Market Value of the shares on the date on which the option is granted.




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               (b) For all purposes of this Plan, the term "Fair Market Value"
shall be the mean between the reported closing bid and asked prices for the shares of common stock of the Company a quoted by the North American Securities Dealers Automated Quotation System ("NASDAQ"). If the common stock of the Company is not quoted by NASDAQ, the Fair Market Value shall be determined by the Committee based upon quotations of the entities which make a market in Company stock.

         6. OPTION PERIOD. No option period shall exceed ten (10) years.

         7. EARLY TERMINATION OF OPTION.

               (a) TERMINATION OF EMPLOYMENT. All rights to exercise an option terminate thirty (30) days after the optionee's employment terminates for any reason other than his death. The Board of Directors may consider employment to be terminated if the duties and responsibilities of the optionee are substantially reduced from those duties and responsibilities held when the options were granted. An optionee's rights to exercise options may be terminated prior to the expiration of the thirty (30) day period, or at any time during the period of this Plan only with the written consent of the optionee. The Committee shall have the authority to determine in each case whether a leave of absence or military or government service shall be deemed a termination of employment for purposes of this subparagraph.

               (b) DEATH OF OPTIONEE. If an optionee dies, his option shall terminate one (1) year after his death (but not later than the date the option expires pursuant to its terms). During such period, subject to the limitations and option grant, it may be exercised by the personal representative of his estate or by his legatees or heirs.

         8. PAYMENT FOR STOCK. Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Such payment may be made either (a) in cash or (b) at






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the discretion of the Committee, by delivering shares of stock of the Company
(the "Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of the exercise of the option. No shares shall be issued until full payment for them has been made, and an optionee shall have none of the rights of a shareholder until shares are issued to him.

         9. NONTRANSFERABILITY. No option shall be transferable, except by the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option shall be exercisable (to the extent exercisable) only by him or her. The option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him or her in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment, or similar process.

         10. CHANGES IN STOCK. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, or otherwise, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation, or reorganization, then the Committee may make appropriate adjustment or substitution in the aggregate number price, and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted or to be granted under the Plan. The Committee's determination in this respect shall be final and conclusive upon all parties.

         11. STOCK APPRECIATION RIGHTS.

               (a) SAR's may be granted by the Committee, at its discretion, in conjunction with all or part of any option granted under the Plan, at the time of the grant of such option. All of the terms of this Plan respecting options shall also apply to SAR's subject to the further






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special rules of this paragraph and such together terms and conditions not inconsistent therewith as the Committee may determine. Accordingly, each SAR by its terms shall (i) expire when the underlying option expires, (ii) become transferable only when the underlying option is transferable and under the same conditions, and (iii) become exercisable only when and to the extent that the underlying option is eligible to be exercised. Moreover, an SAR by its terms shall further provide that the "economic value" thereof (as hereinafter defined in subparagraph (c) hereof) may not exceed one hundred percent (100%) of the difference between the exercise price of the number of shares covered by the underlying option and the Fair Market Value of such shares determined at the time when the SAR is exercised and that the SAR may only be exercised when such Fair Market Value exceeds such exercise price.

               (b) SAR's may be exercised by an employee by surrendering the underlying option or applicable portion thereof. As provided in subparagraph (a) above, SAR's shall be exercisable at such time or times and only to the extent that the underlying option is exercisable; further, with respect to employees who are officers or directors of the Company, SAR's may be exercised, and elections to receive cash in settlement thereof may be made, only during such periods of time as may be allowed under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Underlying options shall no longer be exercisable to the extent that they are surrendered upon exercise of related SAR's.

               (c) Upon such exercise of an SAR and surrender of the underlying option, the employe shall become entitled to receive the economic value of such SAR. Such economic value shall be equal to the excess of the Fair Market Value (determined on the date of exercise of such SAR) of one (1) share of stock over the option price per share specified in the underlying option, multiplied by the number of shares with respect to which SAR's shall have been exercised.




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               (d) Upon exercise of SAR's, an employee shall receive the
economic value thereof, in cash, in shares of company stock, or any combination thereof. The Committee shall have the sole discretion either to determine the form in which such payment of economic value is to be made or to consent to or disapprove of the election of the employee to receive cash in full or partial payment of such value.

               (e) Upon the exercise of SAR's, the underlying option or part thereof to which such SAR's are related shall be deemed to have been exercised for purposes of the limitation on the number of shares of stock specified in Paragraph 3 hereof.

         12. USE OF PROCEEDS. The proceeds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes.

         13. INVESTMENT REPRESENTATIONS. Unless the shares subject to an option are registered under the Securities Act of 1933, as amended, each optionee in the agreement between the Company and the optionee shall agree for himself and his legal representatives that any and all shares of common stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof. Any share issued pursuant to an exercise of an option subject to this investment representation shall bear a legend evidencing such restriction.

         14. AMENDMENT AND DISCONTINUANCE. The Board of Directors may, at any time, without the approval of the stockholders of the Company, alter, amend, modify, suspend, or discontinue the Plan, but may not, without the consent of the holder of an option, or an option and an SAR, make any alteration which would adversely affect an option or SAR previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares subject to options under the Plan, except as






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provided in Paragraph 10; (c) permit any member of the Committee to become eligible for options under the Plan; (d) withdraw administration of Plan from the Committee or the Board of Directors; (e) extend the term of the Plan or the maximum period during which any option may be exercised; (f) change the manner of determining the option price; (g) change the class of employees eligible for options under the Plan; or (h) without the consent of the holder of the option, alter or impair any option previously granted under the Plan.

         15. LIABILITY. No member of the Board of Directors, the Committee or officers or employees of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

         16. EFFECTIVE DATE AND DURATION. This Plan shall become effective upon its approval by the holders of at least a majority of the outstanding shares of common stock of the Company. Options and SAR's related thereto may be granted under the Plan for a period of three (3) years commencing January 20, 1987, the date on which the Board of Directors approved the Plan; provided, however, that no option or SAR may be exercised until the P1an has been approved by the Shareholders or the Company. No options and SAR's related thereto shall granted after January 20, 1990. Upon such date, the Plan shall expire except as to outstanding options and related stock appreciation rights which options and rights shall remain in effect until they have been exercised terminated, or have expired.

         17. MISCELLANEOUS.

               (a) The term "Board" or "Board of Directors" herein shall mean the Board of Directors of the Company, and to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term "Board of Directors" shall also mean such committee.






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               (b) The term "Subsidiary" used herein shall mean any banking institution or other corporation more than fifty percent (50%) of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

DATED:         January 16, 1990



                               HORIZON BANCORP

                               By: _______________________________________


ATTEST:

---------------------------
Thomas P. McCormick, Secretary









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                        FIRST AMENDMENT TO THE 1987 STOCK
                      OPTION AND STOCK APPRECIATION RIGHTS
                             PLAN OF HORIZON BANCORP


         WHEREAS, Horizon Bancorp (the "Company") maintains the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp (the "Plan"); and

         WHEREAS, the Company's Board of Directors has determined that it is in Company's best interest to amend the Plan;

         NOW, THEREFORE, pursuant to the power reserved to the Company under paragraph 14 of the Plan, the Plan is hereby amended, effective December 31, 1996, subject to the approval and adoption thereof by a majority of the Company's outstanding shares represented at the 1997 annual meeting of shareholders, in the following particulars:

         1.       By substituting the following for Paragraph 6 of the Plan:

                  "6. OPTION PERIOD. No option period shall exceed twenty (20) years."

         2.       By substituting the following for Paragraph 7(a):

                  "(a) TERMINATION OF EMPLOYMENT. All rights to exercise an option terminate (30) days after the optionee's employment terminates for any reason other than his death or retirement. The Committee may consider employment to be terminated if, for reasons other than that of retirement, the duties and responsibilities of the optionee are substantially reduced from those duties and responsibilities held when the options were granted. An optionee's rights to exercise options may be terminated prior to the expiration of the thirty (30) day period, or at any time during the period of this Plan only with the written consent of the optionee. The Committee shall have the authority to determine in each case whether a leave of absence or military or government service shall be deemed a termination of employment for purposes of this subparagraph."

         3.       By adding the following new Paragraph 7(c):

                  "(c) RETIREMENT OF OPTIONEE. If an optionee retires, the optionee's right to exercise an option shall terminate five
                  (5) years after the date of the optionee's retirement. An optionee shall be deemed to have retired only if the optionee's employment is voluntarily terminated on or after the date on which the optionee attains age fifty-five (55), and completes ten full years of employment for the Company or any Subsidiary."

         4.       By substituting the following for Paragraph 14:




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                  "14. AMENDMENT AND DISCONTINUANCE. The Committee may, at any
                  time, without the approval of the stockholders of the Company, alter, amend, modify, suspend or discontinue the Plan. Further, the Committee may, at any time, without the approval of the stockholders of the Company, extend the term of the Plan or the maximum period during which any option may be exercised. However, the Committee may not, without the consent of the holder of an option, or an option and an SAR, make any alteration which would adversely affect an option or SAR previously granted under the Plan.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officers this 17th day of December, 1996, but effective as of December 31, 1996, and subject to the approval and adoption thereof by a majority of the Company's outstanding shares represented at the 1997 annual meeting of shareholders.


                                 HORIZON BANCORP



                                 By:      /s/Robert C. Dabagia
                                           -------------------------------------
                                          Robert C. Dabagia, President


[SEAL]



ATTEST:


By:      /s/Larry E. Reed
         ---------------------------
         Larry E. Reed, Chairman






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